Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2021, relating to the financial statements of Blacksky Technology, Inc. (f/k/a Blacksky Holdings, Inc.) appearing in Registration Statement No. 333-260458 on Form S-1 of Blacksky Technology, Inc.

/s/ Deloitte & Touche LLP

McLean, VA

December 20, 2021